Exhibit 99.a.1.i.

EXHIBIT A

Series of the Trust

UBS Global Securities Relationship Fund

UBS-HALO Emerging Markets Equity Relationship Fund

UBS International Equity Relationship Fund

UBS U.S. Equity Alpha Relationship Fund

UBS Cash Management Prime Relationship Fund

UBS Credit Bond Relationship Fund

UBS Global Corporate Bond Relationship Fund

UBS High Yield Relationship Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Opportunistic Loan Relationship Fund

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

July 23, 2015

A-1